PEDEVCO Corp S-4

Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange

Each Outstanding Trust Common Unit

of

SandRidge Permian Trust

for

4/10ths of One Share of Common Stock of PEDEVCO Corp.,

subject to the procedures described in the offer to exchange and the related letter of transmittal,

by

SRPT Acquisition, LLC,

a wholly owned subsidiary

of

PEDEVCO CORP.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 30, 2020, UNLESS THE OFFER IS EXTENDED.

The Exchange Agent for the Offer is:

If delivering by hand, express mail, courier,

or other expedited service:

American Stock Transfer & Trust Co., LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

By mail: American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department P.O. BOX 2042 New York, NY 10272-2042

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer described below if (i) certificates representing Common Units of beneficial interest (“Trust Common Units”), of SandRidge Permian Trust (“the Trust”) are not immediately available, (ii) the holder of Trust Common Units cannot deliver such certificates and all other required documents to American Stock Transfer and Trust Company, LLC (the “Exchange Agent”) prior to the expiration time or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery may be delivered by hand, express mail, courier or other expedited service, or mail to the Exchange Agent. Please see the section of the Offer to Exchange, dated October 13, 2020 (the “Offer to Exchange”) titled “The Offer—Procedure for Tendering.”

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE (AS DEFINED IN THE OFFER TO EXCHANGE) AND CERTIFICATES OR BOOK-ENTRY CONFIRMATION REPRESENTING ALL TENDERED TRUST COMMON UNITS TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to SRPT Acquisition, LLC, a wholly owned subsidiary of PEDEVCO Corp. (“PEDEVCO”), a Texas corporation, upon the terms and subject to the conditions set forth in the Offer to Exchange and the related letter of transmittal (the “Letter of Transmittal”), receipt of which is hereby acknowledged, the number of Trust Common Units set forth below, pursuant to the guaranteed delivery procedure set forth in the section of the Offer to Exchange titled “The Offer—Procedure for Tendering.”

Number of Trust Common Units and Certificate No(s). (if available):

Taxpayer Identification or Social Security No(s):

☐ Check here if Trust Common Units will be tendered by book-entry transfer.

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.(s):
(Daytime telephone number)

Signature(s) of Holders:

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of the Securities Transfer Agents Medallion Program or an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees to deliver to the Exchange Agent, the Common Units tendered hereby, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and certificates for the Trust Common Units, or an Agent’s Message (as defined in the Offer to Exchange) in the case of book-entry delivery, and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates or book-entry confirmation representing all tendered Trust Common Units to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)
Name:
(Please type or print)

Title:

Date:

DO NOT SEND CERTIFICATES FOR TRUST COMMON UNITS WITH THIS NOTICE. TRUST COMMON UNIT CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.